Exhibit 23(a)


               Consent of Independent Certified Public Accountants


Fedders Corporation
Liberty Corner, New Jersey

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Fedders Corporation and in the Prospectus constituting part of this Registration Statement of our reports dated October 19, 1998, relating to the consolidated financial statements and schedules of Fedders Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 1998.


/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP


Woodbridge, New Jersey

March 12, 1999